Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 16, 2020, except for the effects of the stock split as described in Note 10 as to which the date is January 7, 2021, in the Amendment No.1 to the Registration Statement (Form S-1 No. 333-251484) and the related Prospectus of Playtika Holding Corp. dated January 7, 2021.

January 7, 2021	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel